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                                                                       EXHIBIT 5

                          HARNETT LESNICK & RIPPS P.A.
                                Nationsbank Tower
                           150 East Palmetto Park Road
                                    Suite 150
                         Boca Raton, Florida 33432-4832
                                      -----

                                 (561) 368-1995
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                           Telecopier: (561) 368-4315





                             _____________    , 2000




Universal American Financial Corp.
6 International Drive
Suite 190
Rye Brook, New York 10573


             RE:   1,486,730 SHARES COMMON OF
                   UNIVERSAL HOLDING CORP. - $0.01 PAR VALUE



       As counsel to Universal American Financial Corp. ("the Company"), we have examined and are familiar with (1) the Restated Certificate of Incorporation of the Company, with all amendments thereto, (2) the By-Laws of the Company, as amended to date, (3) the Registration Statement on Form S-2 (Registration No. _______), including the exhibits (the "Registration Statement"), and the Prospectus forming a part of the Registration Statement, filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 1,486,730 shares of the Common Stock, par value $0.01 each ("The Shares"), and (4) all corporate proceedings taken by the Company in connection with the Registration Statement and the issuance and sale of the Shares, subject to the Registration Statement becoming effective.

       Based upon the foregoing, and upon the examination of such corporate proceedings, documents and records as we have deemed necessary for the purposes of this opinion, we are of the opinion that:

        (1) the Company is duly organized and validly existing under the laws of the State of New York;
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Universal American Financial Corp.
_____________    , 2000
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        (2)    the Shares, when they have been issued by the Company as Agent
               Stock Awards or upon exercise of Options under the Agent's Stock Plan or the Regional Equity Plan and paid for, as set forth in the Prospectus, will be, in the hands of the purchasers, duly issued, fully paid for and non-assessable.


         We hereby consent to the use of this opinion or reference thereto in that Registration Statement and the Prospectus filed by the Company under the Securities Act of 1933, as amended, in connection with the Shares.

                                Very truly yours,

                                HARNETT LESNICK & RIPPS P.A.





                                By: _________________________________
                                    Irving I. Lesnick, Vice President